UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2021
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the "Annual Meeting") of Synalloy Corporation (the "Company") was held as a virtual meeting on Wednesday, May 19, 2021. For more information on the proposals submitted to shareholders at the Annual Meeting, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2021. Set forth below are the final voting results for each of the proposals submitted to the Company's shareholders at the Annual Meeting.
Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Henry L. Guy	5,294,005	532,428	2,128,820
Christopher G. Hutter	5,638,597	187,836	2,128,820
Benjamin Rosenzweig	5,705,435	120,998	2,128,820
John P. Schauerman	5,710,894	115,539	2,128,820

Proposal 2: Advisory approval of Synalloy's named executive officer compensation for fiscal 2020

Votes For	Votes Against	Abstain	Broker Non-Votes
5,316,464	439,636	70,333	2,128,820

Proposal 3: Approval of an increase in the number of shares of common stock reserved for issuance under the Company's 2015 Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
5,320,252	469,990	36,191	2,128,820

Proposal 4: Ratification of the appointment of BDO USA, LLP as Synalloy's independent registered public accounting firm for the year ending December 31, 2021

Votes For	Votes Against	Abstain	Broker Non-Votes
7,899,906	37,182	18,165	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Sally M. Cunningham
Sally M. Cunningham
Chief Financial Officer

Dated: May 21, 2021